EXHIBIT 10.3


               Innodata Isogen, Inc. 2001 Stock Option Plan Grant


December 31, 2005

Dear                     :

I am pleased to inform you that you have been granted a non-qualified option (the "Option") to purchase shares ("Shares") of common stock of Innodata Isogen, Inc. (the "Company"). Your grant has been made under the Company's Stock Option Plan. A copy of the Plan is attached to this letter.

Grant Date: December 31, 2005
Number of Shares That May Be Purchased On Exercise of the Option: 25,000 Option Exercise Price per Share: $3.46
Option Expiration Date: December 30, 2015

For the Option to be valid, you must within 30 days after receipt sign, date and return the original of this letter to Amy Agress, Vice President and General Counsel, Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 USA.

Vesting: The Option is fully vested as of the Grant Date.

Exercise:
You may exercise this Option at any time, in whole or in part, to purchase a whole number of Shares by following the exercise procedures set up by the Company. All exercises must take place before the Expiration Date, or, if earlier, by the date set forth under Service Requirements. Each exercise must be for no less than 500 Shares, until there are less than 500 Shares remaining.

Service Requirements:
In the event of the termination of your services as a Director by you, the Company or its stockholders (whether voluntary or involuntary and whether or not for cause or good reason or otherwise), the Option will expire 60 days after your services as a Director ceases. In the event your services as a Director is terminated by your death or disability, the Option will expire 12 months after such termination.

Restriction on Sale:
In addition to the other restrictions on sale, pledge or other disposition set forth in the Plan and elsewhere in this letter, you shall not in any Applicable Lockup Period referred to in the following table sell, pledge, or otherwise dispose of more than the Number of Shares that May be Sold that is set forth opposite such Applicable Lockup Period. Anniversaries listed in the table are anniversaries of the Grant Date.

------------------------------------------------------------ ----------------------------------------------------------
                 Applicable Lockup Period                                Number of Shares that May be Sold
------------------------------------------------------------ ----------------------------------------------------------
Until the first anniversary                                  0% of the Shares initially subject to the Option
------------------------------------------------------------ ----------------------------------------------------------
From first anniversary until the second anniversary          25% of the Shares initially subject to the Option
------------------------------------------------------------ ----------------------------------------------------------
From the second anniversary until the third anniversary      50% of the Shares initially subject to the Option, less
                                                             Shares sold previously
------------------------------------------------------------ ----------------------------------------------------------
From the third anniversary until the fourth anniversary      75% of the Shares initially subject to the Option, less
                                                             Shares sold previously
------------------------------------------------------------ ----------------------------------------------------------
On or after the fourth anniversary                           100% of the Shares initially subject to the Option
------------------------------------------------------------ ----------------------------------------------------------

Until the fourth anniversary of the Grant Date, certificates for the Shares that will be issued to you upon exercise in excess of the Number of Shares that May be Sold will be endorsed with the following restrictive legend, in addition to any other restrictive legend necessary pursuant to applicable securities law, or otherwise: "The sale, pledge or other disposition of these shares is restricted as set forth in an instrument between the stockholder and the Company, a copy of which is on file at the offices of the Company."

The restrictions on sale, pledge, or other disposition set forth above will survive any termination of your services as a Director (whether voluntary or involuntary and whether or not for cause or for good reason or otherwise), death or disability.

Securities Laws Restrictions. You represent that when you exercise your Option you will be purchasing Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Shares unless otherwise covered by a Form S-8 or unless your offer, sale or other disposition thereof is otherwise registered under the Securities Act of 1933, as amended, (the "1933 Act") and state securities laws or, in the opinion of the Company's counsel, such offer, sales or other disposition is exempt from registration thereunder. You agree that you will not offer, sell or otherwise dispose of any Shares in any manner (i) which would require the Company to file any registration statement (or similar filing under state laws) with the Securities and Exchange Commission or to amend or supplement any such filing or (ii) in any manner which would violate or cause the Company to violate the 1933 Act, the rules and regulations promulgated thereunder or any other state or federal law, or (iii) other than during "window periods" from time to time announced by the Company in its sole discretion. You further understand that the certificates for any Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the 1933 Act or other rules, regulations or laws. If you are a director, officer or principal shareholder, Section 16(b) of the Securities Exchange Act of 1934 further restricts your ability to sell or otherwise dispose of Shares.

Non-Transferability of Option. The Option is personal to you and is non-transferable by you other than by will or the laws of descent and distribution or as otherwise permitted by the Plan. During your lifetime only you can exercise the Option except as otherwise permitted by the Plan. Upon your death, the person or persons to whom your rights pass by will or laws of descent and distribution will have the right to exercise the Option.

Withholding Taxes. The Company shall have the right to withhold from your compensation any withholding taxes payable as a result of your receipt of Shares. The Company shall also have the right to require that you pay to it all such withholding taxes in cash as a condition precedent to the exercise of this Option. You agree to notify the Company when you sell or otherwise transfer or dispose of the Shares.

Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Any inconsistencies between this letter and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this letter, you acknowledge your receipt of the Plan and agree to be bound by all the terms of the Plan. All definitions stated in the Plan apply to this letter. YOU SHOULD READ THE PLAN CAREFULLY.

Successors. The agreements contained in this letter shall be binding upon and inure to the benefit of any successor of the Company.

Entire Agreement. This agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the Option referred to in this letter.

      Please sign the extra copy of this letter in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this letter.


                                         Very truly yours,


                                         Jack Abuhoff
                                         Chairman and CEO
                                         Innodata Isogen, Inc.


By signing below I acknowledge my understanding of and agreement to all of the terms and conditions contained in this letter.



_____________________________________